Amendment Rider Forming Part of the

Great-West Life & Annuity Insurance Company (“[Insurance] Company”)
[Group Annuity Contract][Group Policy] to which it is attached.

[GROUP ANNUITY CONTRACT][GROUP POLICY] AMENDMENT (“Amendment”)

GROUP [POLICY][CONTRACT]HOLDER:

GROUP [ANNUITY] [POLICY][CONTRACT] NUMBER:

GROUP [ANNUITY] [POLICY] [CONTRACT] AMENDMENT DATE:

The Amendment is effective [X] [when executed by both parties].
The following Amendment[s] [is][are] added and attached to the [Group Annuity Contract][Group Policy] [(“Contract”)][(“policy”)] and will supersede the provisions of the [Contract][policy] and related riders, booklets, endorsements, amendments or other documents attached to the [Contract][policy], if any, to the extent those provisions are inconsistent with the provisions of [this][these] Amendment[s].

[Cessation][[Contract]Termination][Payment][Premium Cessation] Option

[Option No. [X]]

[[Insurance] Company agrees to offer][[A][a]ny [other] [[Premium] Cessation [of Deposits]][[Deposit][Contract] [T][t]ermination][Payment] [O][o]ption allowable under applicable law as mutually agreed upon in writing by the [Insurance] Company and the Group [Policy][Contract]holder.]

[[Variable [Sub-]Accounts][Variable [Contract][Account] Value] will be paid to [X] within [X] days after [Contribution Cessation Date] [and] [[Contract][Deposit][t][T]ermination [D][d]ate] [[Date of] Cessation of [Contributions][Deposits] [date]] [Payment Date][Premium Cessation Date][X].]

[Mutually Agreed Upon [Contribution Cessation Date][and][[Deposit][Contract] Termination Date][Date of Cessation of [Deposits][Contributions]][Payment Date][Premium Cessation Date]] [and] [Mutually Agreed Upon Asset Distribution Date]

[[Insurance] Company and Group [Policy][Contract]holder agree to shorten the required notice period and set [X] as the [Contribution Cessation Date][and][[Deposit][Contract] [t][T]ermination [d][D]ate][[Date of] Cessation of [Deposits][Contributions][date]][Payment Date][Premium Cessation Date][X].]

[[Insurance] Company and Group [Policy][Contract]holder mutually agree to distribute [fixed assets][the Guaranteed [Contract][Account] Value][and][variable assets][the Variable [Contract][Account] Value] held under the [Contract][policy] to the [succeeding provider][trustee][X] on [X].]

Debiting Participant Annuity Accounts

In all instances where the Group [Policy][Contract]holder has elected to be billed and any of the charges or fees remain unpaid [X] days after the date billed, the Group [Policy][Contract]holder hereby instructs the Company to debit Participant Annuity Accounts [on a pro rata basis][on a per capita basis] in the amount of the invoice not paid. The Company [will][may] continue to deduct charges and fees quarterly from Participant Annuity Accounts unless and until the Group [Policy][Contract]holder provides the Company with written instructions to reinitiate billing.

Periodic Payments

Periodic Payments may be paid over any period of time as agreed to between the Company and Group [Policy][Contract]holder. Any required minimum Periodic Payment duration stated in the Contract will not be assessed.

Interest Crediting

The interest rate applied to the Group [Policy][Contract]holder will be credited to the Group[Policy][Contract]holder’s assets in the [X] fund.

Transfers to Other Investment Providers under the Plan

All or a portion of the [Participant’s Retirement Annuity Value] [Participant [or Alternate Payee] Annuity Account [Value]][Individual Account value] [, determined pursuant to the Percentage Table [in Section [X],][, less a Contingent Deferred Sales Charge, if any,] [and][less a Loss of Interest charge as described in the Contract [, if any]] may be exchanged for another 403(b) contract offered under the [Group [Policy][Contract]holder’s] [P][p]lan provided all of the conditions and requirements of the final 403(b) regulations or other applicable law, as amended from time to time are met.
[Assets in the Guaranteed Certificate Fund may only be transferred at maturity.]

Rollovers

Participants, Alternate Payees and Beneficiaries entitled to receive an eligible rollover distribution may request a direct rollover to an eligible retirement plan as allowed under the Code, as amended from time to time. It is the Payees’ responsibility to determine whether a distribution qualifies for rollover treatment and to effect a proper rollover.

Fees Imposed by Investment Option Provider

Any and all fees imposed by the provider of any investment option offered by the [P][p]lan and selected by the Participant, including but not limited to redemption fees, shall be deducted from the Participant Annuity Account Value.

[Contract][Policy] Termination Due to Plan Termination

If Group [Policy][Contract]holder terminates [a][its 457(b)] plan with assets invested in the [Contract][policy], (“Plan”), it shall notify the [Insurance] Company of such Plan Termination and that final [Deposits][Contributions][premiums] have been remitted to the [Insurance] Company.

Upon notice of Contract Termination Due to Plan Termination, Group [Contract][Policy]holder agrees to provide any and all information and instructions [Insurance] Company requires to properly comply with Group [Policy][Contract]holder’s notification of Plan Termination.

[Unless the Group [Policy][Contract]holder instructs the [Insurance] Company that its Plan is subject to joint and survivor or other distribution rules, ] [Unless the Plan was an eligible governmental plan and the Group [Policy][Contract] holder instructs [Insurance] Company to make a plan-to-plan transfer of all of the Plan assets to another eligible governmental §457(b) plan within the same state,] the Group [Policy][Contract]holder instructs [Insurance] Company to make a lump sum distribution to each person with assets in the [Contract][policy], (“Payee”). [Insurance] Company shall send distribution election forms [to each Payee’s last known mailing address][or][to the Group [Policy][Contract]holder for delivery to Payees] and will send lump sum distributions to Payees or directly to an eligible retirement plan as elected by Payees. In the absence of a Payee election, [Insurance] Company [will][may] automatically roll Payee lump sum distributions to the IRA provider designated by the Group [Policy][Contract] holder. The Great-West Rollover IRA may be available to the Group [Policy][Contract]holder for this purpose for accounts meeting the minimum deposit requirements. In the alternative, Group [Policy][Contract]holder may instruct [Insurance] Company to pay the lump sum distributions for non-responsive Payees pursuant to any other applicable regulatory guidance in effect on the date of distribution.

Group [Policy][Contract]holder acknowledges that the amount distributed from the [Contract][policy] upon Plan Termination shall be [equal to the balance of each Participant Annuity Account (or each Payee’s share thereof) as reflected in the records of the Company on the date of distribution, less all outstanding charges or fees, [and the Contingent Deferred Sales Charge assessed on Converted Assets][determined pursuant to the Percentage Table [in Section [X]],] reduced by any required income tax withholding, Premium Taxes or other applicable fees due upon distribution.

[Unmatured Certificates at Contract Termination Due to Plan Termination will be distributed at Plan Termination. No penalty, charge or other reduction of interest will be assessed on Certificate distributions due to Plan Termination.]

[The Group [Policy][Contract]holder shall file any and all required Forms 5500.]

The [Contract][policy] terminates once all Plan assets have been distributed.

[Contract][Policy] Termination Due to Contract Conversion

Group [Policy][Contract]holder declares a [Contract][Policy] Termination Due to [Contract][Policy] Conversion on its current [Contract][policy] (“Old [Contract][Policy]”) on [X], called the [Contract][Policy] Termination Date. The Old [Contract][Policy] shall terminate on the Contract Termination Date and Group [Policy][Contract]holder and [Insurance] Company shall enter into a new [Group Annuity Contract][policy] (“New [Contract][Policy]”) effective on such date. All new [Deposits][Contributions][premiums] received after the [Contract][Policy] Termination Date will be deposited into the New [Contract][Policy]. Unless otherwise agreed to, on and after the [Contract][Policy] Termination Date, Group [Policy][Contract]holder acknowledges that all assets previously held under the Old [Contract][Policy] will be governed under the provisions of the New [Contract][Policy]. All fees and charges imposed under the Old [Contract][Policy] will transfer to and be payable under the New [Contract][Policy], unless Group [Policy][Contract]holder and [Insurance] Company mutually agree that different fees will apply under the New [Contract][Policy].

     [The Guaranteed Certificate Fund will become subject to the rules and be governed by the Guaranteed Certificate Fund provisions of the New Contract.]

     [The Guaranteed Fixed Fund will become subject to the rules and be governed by the Guaranteed Fixed Fund provisions of the New Contract.]

     [The Daily Interest Guarantee Fund will become subject to the rules and be governed by the Daily Interest Guarantee Fund provisions of the New Contract.]

     [The Guaranteed Portfolio Fund [(k)] will become subject to the rules and be governed by the Guaranteed Portfolio Fund [(k)] provisions of the New Contract.]

     [The Guaranteed Government Fund will become subject to the rules and be governed by the Guaranteed Government Fund provisions of the New Contract.]

     [The Stable Asset Value Fund will become subject to the rules and be governed by the Stable Asset Value fund provisions of the New Contract.]

     [The Key Guaranteed Portfolio Fund will become subject to the rules and be governed by the Key Guaranteed Portfolio Fund provisions of the New Contract.]

     [The Systematic Withdrawal Fund will become subject to the rules and be governed by the Systematic Withdrawal Fund provisions of the New Contract.]
     [The Managed Guarantee Fund will become subject to the rules and be governed by the Managed Guarantee Fund provisions of the New Contract.]

     [The Variable [Sub-] Accounts will become subject to the rules and be governed by the Variable [Sub-] Account provisions of the New Contract.]

[Variable [Sub-] Accounts will be mapped to mutual funds held outside the New Contract.]
[[X] will be mapped to [X] in the New Contract.]

Group [Policy][Contract]holder and [Insurance] Company reserve the right to mutually agree to amend any other contractual provisions required to transfer [P][p]lan assets from the Old [Contract][Policy] to the New [Contract][Policy].

Contingent Deferred Sales Charge –

A Contingent Deferred Sales Charge will be deducted from any [Partial Surrender][,] [[S][s]urrender][,] [In-Service Withdrawal][,] [[[t][T]otal or [p][P]artial] [D][d]istribution][,] [single sum payment][,] [withdrawal][,][[t][T]ransfer][,] [transfer to another investment option provider under the [P][p]lan][,][Transfer to Other Company][or] [other payment][X] from the Participant Annuity Account [or Alternate Payee Account] [in excess of the Contingent Deferred Sales Charge “Free Amount,” applicable to that disbursement, if any].

In no event shall the Contingent Deferred Sales Charge at any point in time exceed 8.5% of [Deposits][Contributions] made by the Participant to this Group Annuity Contract.

[The Contingent Deferred Sales Charge “Free Amount” is an amount against which the Contingent Deferred Sales Charge will not be assessed. The Contingent Deferred Sales Charge “Free Amount” shall not exceed [X%] of a Participant Annuity Account Value [or Alternate Payee Annuity Account Value] at December 31 of the previous calendar year and will only be applied on the first [Partial Surrender][,] [[S][s]urrender][,] [[[t][T]otal or [p][P]artial] [D][d]istribution][,][In-Service Withdrawal][,] [[t][T]ransfer][,] [withdrawal][,] [transfer to another investment option provider under the [P][p]lan][,][Transfer to Other Company] [,][single sum payment][,] [or] [payment][X] made under the Participant Annuity Account [or Alternate Payee Account] in that calendar year. All further [Partial Surrenders][,] [[S][s]urrenders,] [[[t][T]otal or [p][P]artial] [D][d]istributions][,] [In-service Withdrawals][,] [withdrawals][,] [single sum payments][,] [payments][,][[t][T]ransfers][,] [transfers to other investment option providers under the [P][p]lan][,][Transfers to Other Companies] [or] [other payments][X] during that calendar year will be subject to a Contingent Deferred Sales Charge without the application of any “Free Amount.”]

[The Amendment will not amend the Contingent Deferred Sales Charge assessed on Converted Assets [as described in the Conversion [Deposit][Agreement] Rider].]
[The Contingent Deferred Sales Charge shall apply from [X] to [X].]

Situations under which Contingent Deferred Sales Charge does not Apply –

[Prior to the [[Date of] Cessation of [Contributions][Deposits] [date]][Contribution Cessation Date][[Deposit][Contract] [T][t]ermination [D][d]ate][payment date][X]] [and][[S][s]o long as Company is the exclusive provider,][the]][The] Contingent Deferred Sales Charge will not apply in the following situation(s)

[[x].     the Participant [or Alternate Payee] dies [;or]]

[[x].     the Participant severs employment [;or]]

[[x].     the Participant is entitled to a [P][p]lan approved hardship or unforeseeable emergency[;or]]

[[x].     the Participant [or Alternate Payee] elects an [Annuity Payment Option][annuity] with a life contingency or an annuity payment period or periodic payment period of at least [(X)] months[; or]]

[[x].     Plan Termination [;or]]
[[x].     The Group [Policy][Contract]holder elects a Contract Termination Due to Contract Conversion and assets are transferred to another Company Contract [;or]]
[[x].     the Participant [or Alternate Payee] elects a [Partial Surrender][,] [[S][s]urrender][,] [[[t][T]otal or [p][P]artial] [D][d]istribution][,] [withdrawal][,] [In-Service Withdrawal][,][[t][T]ransfer][,] [transfer to another investment option provider under the [P][p]lan][Transfer to Other Company][single sum payment] [,][or] [payment][X] due to [X].]

[The Amendment will not amend the Contingent Deferred Sales Charge assessed on Converted [Assets][Deposits] [as described in the Conversion [Deposit][Agreement] Rider].]

Contingent Deferred Sales Charge Schedule –

The Contingent Deferred Sales Charge Shall Be [0%.] [a Percentage of the amount [Partial Surrendered][,] [[s][S]urrendered,] [withdrawn][,] [[[T][t]otally or [P][p]artially] [D][d]istributed][,] [paid][,] [transferred to another investment option provider under the [P][p]lan][,][[t][T]ransferred][,][Transferred to Other Company] [In-Service Withdrawn] [or] [of the single sum payment][X] based on the below Schedule:

[[Number of] Completed Years [[Participant] [or Alternate Payee]][Group [Policy][Contract]holder] Covered Under This Contract [and previous Contract]] [[Number of] Completed Years [[Participant] [or Alternate Payee]][Group [Policy][Contract]holder covered] [from the effective date of the Group Annuity Contract][from effective date of Amendment]]

The Contingent Deferred Sales Charge Shall Be:

[0 [- [X]] years]

[[X] [– [X]] years]
[[X] [– [X]] years]
[[X] [– [X]] years]
[[X] [– [X]] years]
[[X] [– [X]] years]

[[X] [- [X]] years]

[[X] [- [X]] years]

[[X] [- [X]] years]

[[X] [- [X]] years]

[[X] [- [X]] years]

[16 years or more

[X%]
[X%]
[X%]

[X%]
[X%]
[X%]
[X%]
[X%]
[X%]
[X%]
[X%]

[and will never exceed 6% of the last 72 months [Deposits][Contributions] before the effective date of the [Partial Surrender][,][[s][S]urrender]][,][In-Service Withdrawal][,][[D][d]istribution][,][single sum payment][,][withdrawal][,][[T][t]ransfer][,][,][transfer to another investment option provider under the [P][p]lan][,][Transfer to Other Company][or] [other payment][X]]

0%]

[In no event shall the Contingent Deferred Sales Charge at any point in time exceed 8.5% of [Deposits][Contributions] made by the Participant to this Group Annuity Contract. ]

[In addition to other applicable Contingent Deferred Sales Charges, any assets transferred from a Great-West Life Assurance contract to this Contract (“Converted Assets”) will incur a Contingent Deferred Sales Charge of [X%] on any Partial Surrender or Surrender of the Converted Assets.]

[The Amendment will not amend the Contingent Deferred Sales Charge assessed on Converted [Assets][Deposits] [as described in the Conversion [Deposit][Agreement] Rider].]
[The Contingent Deferred Sales Charge shall apply from [X] to [X].]

Restorations –

[Insurance] Company agrees to restore under the [Contract][policy] all or a portion of the back-end load charges, market value adjustments or other investment charges deducted from [P][p]lan assets under a prior investment option(“Restorations”). [Restorations may be recouped as Start-up Costs under the [Contract][policy].]

[Restoration Amount – [$X] [[X%] of the amount transferred to the [Contract][policy] from the prior investment option.] [The dollar amount necessary to restore amounts incurred by Participant(s) up to [$X] [[X%] of the amount transferred to the [Contract][policy] from the prior investment option].]

[[Start-up Cost Recovery Schedule][Contract Termination Charge]

Start-up Costs include the amounts incurred by the [Insurance] Company in acquiring and implementing the [P][p]lan, and may include, but are not limited to, [R][r]estorations, broker commissions, referral fees or other costs. If the [Contract][policy] is terminated prior to the [Insurance] Company’s recovery of any and all Start-up Costs incurred by the [Insurance] Company, such amounts shall be recouped [through a Start-up Cost Recovery Schedule] [as a Contract Termination Charge].

[Years Completed Since the Group [Annuity][Policy][Contract] Amendment Date

[Amount of Start-up Costs to be Recouped at [[Contract][Deposit] [T][t]ermination [D][d]ate][Contribution Cessation Date][[Date of] Cessation of [Deposits][Contributions][date]][Payment Date] [and payable to the Company] is Equal to [the following Percentage of the Start-up Costs] [$X] [the following Percentage of [Plan][plan] Assets] on [the [[Contract][Deposit] [T][t]ermination [D][d]ate][Contribution Cessation Date][Date of Cessation of Deposits][Payment Date][X]][the following Percentage of the Amount Withdrawn from the Contract [on [X]]
[Maximum Contract Termination Charge as a Percentage of Total [p][P]lan Assets on [Contribution Cessation Date][and][Contract Termination Date][X]

[X] [X] [X] [X] [X]	[X%] [$X] [X%] [$X] [X%] [$X] [X%] [$X] [X%] [$X]]

[The Company will reduce the credited interest rate applicable to the [X] [Fixed Account][Guaranteed [Sub-]Account] by [0% to 1.00%] per annum for [X] from the interest rate credited to other Group [Contract][Policy]holders in the same class for whom Start-up Costs were not incurred. The interest rate credited under the [X] [Fixed Account][Guaranteed [Sub-]Account] will never be less than the [Guaranteed Interest Rate][guaranteed interest rate] applicable to the [X] [Fixed Account][Guaranteed [Sub-]Account.]

Guaranteed Certificate Fund Loss of Interest

Amounts in the Guaranteed Certificate Fund may be [Partial Surrendered][,] [[s][S]urrendered] [,] [withdrawn][,] [[[T][t]otally or [P][p]artially] [D][d]istributed][,] [paid][,] [transferred to another investment option provider under the [P][p]lan ][,][[t][T]ransferred][,][Transferred to Other Company] [In-Service Withdrawn] [or] [taken as a single sum payment][X] at any time and without any penalty, charge or reduction in interest due to [X].

Amount Payable on Death of Participant

If the Participant dies, [before the [Payment][Annuity] Commencement Date,] the amount payable on death will be the Participant Annuity Account Value net of any outstanding loan balance, less Premium Tax, if any.

Signatures

[Secretary]                                        [President]

     [For the Actuary]

[[Signed for Great-West Life & Annuity Insurance Company on [X].

[]

[Raymond L. McFeetors,

President and Chief Executive Officer]]

[Signed and accepted by the Group [Policy][Contract]holder as part of Group [Annuity] [Policy][Contract] Number [X] on [X].

Group [Policy][Contract]holder_________________
By: ________________________
Title: ____________________________________]]